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                                                                   EXHIBIT 10.33
                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of January 1996, by and between Mobile Telecommunication Technologies Corp., a Delaware corporation (hereinafter referred to as the "Company"), and Bernard Puckett (hereinafter referred to as "Employee").

          WHEREAS, the Company and the Employee are parties to an Employment Agreement dated as of January 11, 1994 (the "Prior Agreement");

          WHEREAS, the Company and the Employee wish to amend and restate the Prior Agreement; and

          WHEREAS, Employee is willing to continue to render services to the Company and such subsidiaries on the terms and subject to the conditions set forth in this Agreement.


                                   ARTICLE I
                                   ---------

                                  EMPLOYMENT
                                  ----------

          1.1  Term of Employment.  The period during which this Agreement shall
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be in effect (the "Term") shall commence as of January 1, 1996 (the "Effective
Date"), and shall expire on December 31, 1996.

          1.2  Duties of Employee.  Effective as of the Effective Date, Employee
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shall have the following responsibilities:  (a) to assist the Company in developing and maintaining its relationship with MCI Corporation; (b) to assist the Company in developing and maintaining its relationship with Sony Corporation; (c) to assist the Company in supporting the Skytel sales and marketing organization; and (d) to support the Company in its communications
with analysts and the investment community.   During the first two months of the
Term, Employee shall be expected to devote no more than three weeks a month in the performance of his responsibilities, and no more than two weeks a month during the third through the sixth month of the Term. Thereafter, Employee shall be expected to devote no more than one week each month in the performance of his responsibilities. In the event that the Company desires that the Employee assume additional responsibilities, the Company and the Employee shall separately negotiate the terms thereof (including additional compensation), provided, however, that nothing herein shall obligate Employee to agree to assume additional responsibilities. The Company agrees that Employee may perform his responsibilities from his office in Connecticut. The Company agrees that it will not reduce in any way Employee's remuneration (including benefits and perquisites), status, and responsibilities during the Term without Employee's consent. Employee hereby accepts such employment and undertakes to use his good faith efforts to discharge his duties and responsibilities.

          1.3  Compensation.  During the Term, Employee shall be entitled to a
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salary equal to $500,000 per year payable twice monthly.
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     1.4  Expense Reimbursement.  The Company shall reimburse Employee for
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business expenses reasonably incurred in connection with his employment in accordance with the Company's reimbursement practice for executive officers upon presentation of adequate documentation.

     1.5  Benefits.
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          (a)  Employee shall be entitled to an annual paid vacation as is common in the industry in which the Company participates and as determined in accordance with the Company's vacation policy as in effect from time to time.

          (b) Employee shall be entitled to receive all employee benefits and to participate in any employee benefit plans or programs as are generally offered to or provided to employees of the Company from time to time during the Term, including, without limitation, the Section 401(k) Plan, and shall be entitled to continuation of the following additional benefits during the Term:
(i) automobile; (ii) cellular telephone; (iii) monthly dues for one country club; (iv) monthly dues for one luncheon or dinner club; (v) continuation of life insurance policy; and (vi) medical insurance for Employee and dependents and disability insurance for Employee.

          (c) Employee shall not be eligible for bonuses in respect of 1996 under the Company's Short-Term Management Incentive Plant (the "Short-Term Plan") and Long-Term Management Incentive Plan (the "Long-Term Plan") (or any successor plans). However, Employee shall be entitled to receive awards under such plans in respect of 1995 which are payable in 1996. The Employee's 1995 award under the Short-Term Plan shall be payable in cash and the 1995 award under the Long-Term Plan shall be payable in restricted shares of Common Stock of the Company ("Common Stock") the restrictions on which shall lapse on January 1, 1997 (provided the Employee shall not have theretofore voluntarily terminated his employment with the Company or been terminated for "Cause" (as hereinafter defined) or otherwise breached any of his obligations hereunder) or on such earlier date on which the Employee's employment shall have been terminated (1) by the Company other than for Cause or (2) by reason of the Employee's death or disability.

     1.6  Disability of Employee.  The Company has secured (or will secure,
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as soon as practicable after the date hereof) disability income insurance for the benefit of Employee such that, should Employee become totally disabled during the Term and by reason of such total disability is unable to perform the duties of his employment under this Agreement for a period of three consecutive months, Employee will receive monthly disability income payments through such disability income of sixty percent of Employee's monthly base compensation at the time such total disability is incurred (up to a maximum of $6,000 per month), commencing at the end of said three month period and continuing until the termination or discontinuance of such disability or the period provided for in the insurance program, whichever is longer, but in no event beyond the expiration of the Term. Employee's compensation provided for in Section 1.3 shall continue until the first to occur of the commencement of disability payments provided in this Section 1.6 or the expiration of the Term. If and to the extent disability income payments are not payable to Employee through such disability income insurance program by reason of the


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amendment or termination thereof, then the Company shall itself pay such disability income payments to Employee.

          1.7  Treatment of Stock Option.  Notwithstanding anything to the
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contrary contained in the Non-Qualified Stock Option Agreement between the
Company and the Employee, dated as of January 11, 1994 (the "Option Agreement"):
(A) to the extent not previously exercised or otherwise terminated or expired, the Option (as defined in the Option Agreement) shall terminate and cease to be exercisable as of the later of (1) January 2, 1997 or (2) in the event of the Employee's death or total disability (within the meaning of Section 1.6 hereof) prior to January 3, 1997, the date which is six months following the date of such death or disability; (B) Section 7(A) of the Option Agreement shall no longer apply; and (C) notwithstanding clauses (A) and (B) above, the Option shall immediately terminate and cease to be exercisable if the Employee's employment is terminated for Cause or if the Employee breaches any of his obligations under Article II hereof during his employment with the Company.
This Section 1.7 shall constitute an amendment to the Option Agreement, as contemplated by Section 18 thereof.

          1.8  Special Payment.  Provided the Employee shall not have
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voluntarily terminated his employment with the Company during the Term or been terminated for "Cause" (as hereinafter defined) or otherwise breached any of his obligations under Article II hereof during the Term, on the first business day of January 1997, the Company shall pay to the Employee, in consideration of his services during 1996, an amount (not to be less than zero) equal to (a) $1 million, less (b) fifty percent of the excess (if any) of (1) the aggregate value realized by Employee upon exercise of the Option referred to in Section
1.7 hereof (such aggregate value being equal to the sum of the values on the respective dates of exercise, based upon the excess of the fair market value per share of Common Stock on the date of exercise, as determined in accordance with the Company's 1990 Employee Incentive Plan, over the per share exercise price of the Option, multiplied by the number of shares received upon exercise) over (2) $2 million. The Company's payment obligation under this Section 1.8 shall survive the expiration of the Term of this Agreement or the Employee's termination of employment during the Term; provided, however, that if Employee breaches the provisions of Section 2.2 hereof following expiration of the Term, Employee shall promptly repay to the Company any amounts previously paid by the Company pursuant to this Section 1.8.


                                  ARTICLE II
                                  ----------

                             COVENANTS OF EMPLOYEE
                             ---------------------

          2.1  Confidentiality.  Employee recognizes the interest of the Company
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and its subsidiaries in maintaining the confidential nature of their proprietary and other business and commercial information. In consideration thereof, during Employee's employment with the Company and following termination thereof for any reason, Employee shall not (except as authorized in writing by the Board of Directors of the Company) publish, disclose or use for his own benefit or for the benefit of a business or entity other than the Company or otherwise, any material secret, confidential, or proprietary information which was acquired by Employee during


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his employment relating to the Company's or any of its subsidiaries' businesses, operations, customers, suppliers, products, employees, financial affairs, trade or industrial practices, trade secrets, technology, know-how or intellectual property. All records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the Company or its subsidiaries shall be and remain the sole property of the Company and such subsidiaries. Upon termination of Employee's employment hereunder, Employee shall not remove from the Company's premises or retain any of the materials described in this Section 2.1 except with the prior written consent of the Board of Directors of the Company, and all such materials in Employee's possession shall be returned promptly to the Company. Nothing in this Section 2.1 shall preclude Employee from publishing, disclosing or using the information which is generally known to the public
(other than as a result of publication, disclosure or use by Employee not permitted hereunder) or which is required to be disclosed by applicable law, rules, regulations or court or governmental or regulatory authority, order or decree.

          2.2  Non-Competition.  During Employee's employment with the Company,
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and for the one-year period following the termination of Employee's employment with the Company for any reason, Employee shall not, without the prior written consent of the Board of Directors of the Company, which consent may be withheld at the sole discretion of such Board of Directors, engage or participate in, assist or have an interest in, directly or indirectly, whether as an officer, director, partner, owner, employee, consultant, agent or otherwise, the operation, management or conduct of any business or enterprise that directly competes in the same geographical area with any line of business in which the Company or any of its subsidiaries is now engaged or, to the Employee's knowledge, currently plans to engage; provided, however, that nothing in this
Section 2.2 shall prohibit Employee from acquiring or holding, for investment purposes, securities of any corporation which may compete directly or indirectly with the Company.


                                  ARTICLE III
                                  -----------

                           TERMINATION OF EMPLOYMENT
                           -------------------------

          3.1  Termination by Company.  Employee's employment may be terminated
               ----------------------
by the Company during the Term only upon the occurrence of one or more of the following events:

               (a)  Employee's death;

               (b) If Employee shall become totally disabled within the meaning of Section 1.6 hereof and begins actually to receive disability income payments as provided in Section 1.6 hereof; or

               (c) For "Cause," which for purposes of this Agreement shall mean that Employee shall have committed:


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               (i)  an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;

              (ii) intentional wrongful damage to property of the Company or any of its subsidiaries; or

             (iii) intentional wrongful disclosure of secret processes or confidential information of the Company or any of its subsidiaries,

and any such act shall have been materially harmful to the Company. For purposes of this Agreement, no act, or failure to act, on the part of Employee shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done, or omitted to be done, by Employee in bad faith and without reasonable belief that his action or omission was in the best interest of the Company.

          If Employee's employment is terminated upon the occurrence of one or more of the events specified in clauses (a), (b) or (c) of this Section 3.1, then Employee shall only be entitled to receive Employee's then unpaid base salary prorated to the date of termination and, in case of termination upon the occurrence of one or more of the events specified in clauses (a) or (b) of this
Section 3.1, the payment described in Section 1.8 hereof at the time provided for in said Section 1.8, and shall not be entitled to any other compensation or employment benefits for any period after the date of termination, except as provided in Section 1.6 of this Agreement.

          3.2  Duty to Mitigate.  In the event the Company terminates Employee's
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employment during the Term for reasons other than those set forth in clauses
(a), (b) or (c) of Section 3.1, then Employee shall be entitled to base salary and benefits specified in Section 1.5 hereof for the remainder of the Term, to the payment described in Section 1.8 hereof at the time provided for in said
Section 1.8 and in continued medical coverage as required by the Consolidated Omnibus Budget Reconciliation Act of 1989, and may pursue all other rights, remedies and damages available to Employee at law or in equity. Employee shall have no obligation to mitigate damage by seeking other employment.


                                  ARTICLE IV
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

          4.1  Withholding of Taxes.  The Company may withhold from any amounts
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payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

          4.2  Notice.  For purposes of this Agreement, all communications,
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including, without limitation, notices, consents, requests or approvals provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been


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mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to Employee at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          4.3  Governing Law.  The validity, interpretation, construction and
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performance of this Agreement shall be governed by the laws of the State of
Delaware, without giving effect to the principle of conflict of laws of such State.

          4.4  Validity.  If any provisions of this Agreement or the application
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of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

          4.5  Entire Agreement.  This Agreement supersedes any other agreement,
               ----------------
oral or written, between the parties with respect to the employment of the Employee by the Company (including, but not limited to, the Prior Agreement), and contains all of the agreements and understandings between the parties with respect to such employment. Any waiver or modification of any term of this Agreement shall be effective only if it is signed in writing by both parties.

          4.6  Successors and Binding Agreements.
               ---------------------------------

               (a) This Agreement shall be binding upon and inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegable by the Company. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise.

               (b) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

               (c) The Company shall require any Successor to agree (by agreement in form and substance satisfactory to Employee) within thirty (30) days after becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

               (d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 4.6.


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          4.7  Captions.  The captions in this Agreement are solely for
               --------
convenience of reference and shall not be given any effect in the construction or interpretation of the Agreement.

          4.8  Miscellaneous.  No provisions of this Agreement may be modified,
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waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and the discharge is agreed to in writing signed by Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          4.9  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                                  MOBILE TELECOMMUNICATION
                                                  TECHNOLOGIES CORP.



                                                  By: /s/ John N. Palmer
                                                     ---------------------------
                                                            John N. Palmer


                                                      /s/ Bernard Puckett
                                                  ------------------------------
                                                            Bernard Puckett



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